UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

September 16, 2019
Date of report (date of earliest event reported)

MusclePharm Corporation
(Exact name of registrant as specified in its charter)

Nevada	000-53166	77-0664193
(State or other jurisdictions of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Nos.)

4400 Vanowen Street
Burbank, CA 91505

(Address of principal executive offices) (Zip Code)

(303) 396-6100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01     Other Events.

Mr. Ryan Drexler, the Chief Executive Officer, President and Chairman of the Board of Directors of MusclePharm Corporation, a Nevada corporation (the “Company”), delivered a notice to the Company and its independent directors of his election to convert, effective as of September 16, 2019 (the “Notice Date”), $18,000,000 of the amount outstanding under that certain Amended and Restated Convertible Secured Promissory Note, dated as of November 8, 2017 (the “Note”), issued by the Company to Mr. Drexler, into shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a conversion price of $1.11 per share, pursuant to the terms and conditions of the Note (the “Partial Conversion”).

As of the Notice Date, the total amount outstanding under the Note (including principal and accrued and unpaid interest) was equal to $19,262,910.15. Pursuant to the terms of the Note, the Company has instructed the transfer agent for its shares to issue to Mr. Drexler 16,216,216 shares (the “Shares”) of its Common Stock in respect of the Partial Conversion. The Note will remain outstanding in accordance with its terms in respect of all amounts in excess of the $18,000,000 that is subject to the Partial Conversion.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MUSCLEPHARM CORPORATION

By:	/s/ Alberto Andrade
Name: Alberto Andrade Title: Chief Operating Officer
Date: September 18, 2019